Financial Highlights

Third Quarter 2005 Earnings Presentation

November 1, 2005

Forward Looking Statements

Except for historical information, this presentation may include forward-
looking statements which are subject to certain risk factors that could cause actual results to differ materially from those presented in the forward looking statements. Some of the risk factors that could affect future results are described in our Annual Report on Form 10-K as filed with the
Securities and Exchange Commission. Because we have a limited operating history, most of the statements contained in this document relating to Quanta and its business, including statements relating to our competitive strengths and business strategies, are forward-looking statements. A conference call discussing the first quarter results will be held at 9:00am Eastern Time on November 1, 2005.  The call will be available on the Internet through the company’s website or at
www.streetevents.com.

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Net Premium Written
72%
28%
59%
41%
52%
48%
53%
47%
62%
38%
35%
65%
46%
54%
1Q04
2Q04
3Q04
4Q04
1Q05
2Q05
3Q05
Specialty Reinsurance
Specialty Insurance (Including Lloyds)

QUANTA

100%

Development of Business Mix

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($ millions)	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05	3Q05
Specialty Insurance							
Technical Risk Property - HBW Program	$ 21.7	$ 32.3	$ 21.7	$ 25.9	$ 27.9	$ 35.9	$ 26.2
Professional Liability	2.9	7.6	9.9	16.1	18.2	35.1	17.6
Environmental Liability	6.2	4.8	6.5	3.4	3.5	5.9	9.8
Other Lines	1.0	2.2	3.1	5.0	5.2	5.8	8.5
Total Specialty Insurance	31.8	46.9	41.2	50.4	54.8	82.7	62.1
Reinsurance							
Casualty	20.3	25.5	17.5	42.5	29.1	21.2	40.0
Property	45.0	33.1	19.3	5.8	44.4	14.0	4.9
Marine	15.4	8.5	7.9	8.4	14.6	9.5	9.0
Total Reinsurance	80.7	67.5	44.7	56.7	88.1	44.7	53.9
TOTAL	**$ 112.5**	**$ 114.4**	**$ 85.9**	**$ 107.1**	**$ 142.9**	**$ 127.4**	**$ 116.0**

QUANTA

Development of Business Mix
NPW by Product Line

4

Net Written Premiums
73%
27%
40%
60%
49%
51%
51%
46%
3%
46%
44%
10%
28%
54%
18%
31%
59%
10%
1Q04
2Q04
3Q04
4Q04
1Q05
2Q05
3Q 2005
Bermuda
United States
Europe

100%

Development of Geographic Business Mix

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Technical services revenues
Net Premiums Earned
19%
69%
12%
13%
60%
27%
11%
61%
28%
10%
56%
34%
7%
54%
38%
6%
48%
46%
14%
42%
44%
1Q04
2Q04
3Q04
4Q04
1Q05
2Q05
3Q05
Technical Services
Specialty Reinsurance
Specialty Insurance

QUANTA

Revenue by Business Segments

100%

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1Q04	2Q04	3Q04	4Q04	1Q05	2Q05	3Q05
Total invested assets (1)	$ 501,787	$ 509,899	$ 583,871	$ 634,687	$ 717,445	$ 772,195	$ 865,262
Quarterly increase	n/a	1.6%	14.5%	8.7%	13.0%	7.6%	12.1%
Investment portfolio leverage	1.0X	1.0X	1.3X	1.5X	1.7X	1.8X	2.3X

Investment Portfolio Leverage

Note:

(1) Total invested assets excludes trading investments related to deposit liabilities that are held on behalf of ceding companies.

(2) Investment portfolio leverage represents Total Invested Assets/Total Shareholders' Equity

(In $ thousands, except for percentages and leverage)

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